EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 7, 2000, appearing on pages 8 of
Exhibit 13.1 and S-1 of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-83996, 33-84048, 333-03513, 333-75535
333-59853, 333-59849, 333-06141, and 333-34025.


ARTHUR ANDERSEN, LLP



Atlanta, Georgia
March 27, 2000